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                                 EXHIBIT 99(A)


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


    Pursuant to Rule 438, under Regulation C, adopted under the Securities Act of 1933, the undersigned hereby consents to be named as a person about to become a member of the Board of Directors of Fort Wayne National Corporation in a Registration Statement on Form S-4 filed by Fort Wayne National Corporation under the Securities Act of 1933 on or about March 5, 1996.



                                        /s/ Dennis J. Schwartz
                                        ----------------------------------
                                        Dennis J. Schwartz

Dated:  February 27, 1996


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